Exhibit 10.5

COMPLIANCE POLICY Transactions with Related Persons, Promoters and Certain Control Persons Neighpart International, Corp . , (the “Company”) in compliance to rules and regulations, is hereby enforcing the following document related to the above captioned . 1. Definitions : The term "any immediate family member," as used in Item 404 , is defined to include, among others, mothers and fathers - in - law, sons and daughters - in - law, brothers and sisters - in - law, and stepchildren and stepparents . For purposes of this item, such relatives are deemed to be : (1) only those persons who are currently related to the primary reporting person (e . g . , a person who is divorced from a director's daughter would no longer be a son - in - law whose transactions must be reported) ; and (2) only those persons who are related by blood or step relationship to the primary reporting person or his spouse (e . g . , the sister of a director's spouse is considered a sister - in - law for purposes of this item ; the sister's husband, however, is not considered a brother - in - law for purposes of this item) 2. If an officer and director (the “Director”) of a company, a wholly owned subsidiary (the “Subsidiary”) of the Company . The Director is not an officer or director of the Company and holds only a nominal amount of the Company's shares . The Subsidiary does business in an amount in excess of $ 120 , 000 with another third party, who is a Director's brother . That relationship need not be disclosed in Company's reports under Item 404 (a), since the Director is not a person described in Instruction 1 to Item 404 (a) . 3. The Company enters into a lease in an amount substantially in excess of $ 120 , 000 with a lessor completely unaffiliated with the corporation . The lease, however, is negotiated through a related person specified in Instruction 1 to Item 404 (a), who is paid a commission that is less than $ 120 , 000 by the lessor for those services . Since the amount of that person's commission is dependent upon the value of the lease, that person is considered to have an interest in the lease transaction, and the transaction, together with the commission, should be reported if the interest is determined to be a direct or indirect material interest . 4. The President and a director of another Corporation (the “Other”), a supplier of the Company, is a member of the Company's board of directors . The Company solicited bids from the Other and various other companies on a supply contract involving an amount in excess of the $ 120 , 000 threshold of Item 404 (a) . The Company plans to award the contract to the Other, even though this supplier did not submit the lowest bid in what purportedly was a competitive bidding contest . Under these circumstances, the registrant cannot avail itself of the exclusion in Instruction 7 . a . to Item 404 (a) for transactions where the rates or charges involved are determined by competitive bids . 5. Instruction 7 . a . to Item 404 (a) of Regulation S - K does not permit non - disclosure of an equipment lease transaction between a company owned by a director of a reporting company and the reporting company, simply because the reporting company solicited proposals from other unrelated persons and selected the director's company only after an internal analysis of the available terms . The procedure used was not deemed to be a competitive bid because it did not involve the formal procedures normally associated with competitive bidding situations . There were no specifications established for the lease being bid upon and there was no indication of the basis upon which a bid was accepted . 6. A contract between the Company and the fund manager of the Company's pension plan, who is also a more than 5 percent beneficial owner under Rule 13 d - 3 , should be disclosed under Item 404 (a) where the amount involved in the contract exceeds $ 120 , 000 . 7. A director of the Company, and his child is employed by the Company and receives yearly compensation exceeding $ 120 , 000 . The child's compensation is not reported under Item 402 since the child is not one of the Company's named executive officers, nor is the child an officer or director . The child's

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compensation is required to be disclosed under Item 404 (a) because the child is a related person and has a material interest in his or her yearly compensation . 8. An agreement by the Company with a related person to repurchase Company’s shares from the related person's estate upon death with the proceeds of a life insurance policy paid for by the Company should be disclosed pursuant to Item 404 (a) . 9. In connection with a move of the Company headquarters, the Company purchased and resold the homes owned by all affected employees . The price paid was determined by an independent appraiser . The Company may request advise form the Division staff if will raise no objection if the Company discloses under Item 404 (a) only the general features of the program (including how the price was determined) and the total amount spent by the Company on the program . 10. Because the Company and its subsidiaries are both Exchange Act reporting companies . Some of the executive officers of the Company may receive a portion of their compensation from the subsidiary corporation . The Division staff advised that if an executive spends 100% (or near 100% ) of the executive's time for the subsidiary but is paid by the Company, then the compensation paid by the Company has to be reported in the executive compensation table of the subsidiary . However, if an allocation of the monies paid by the Company would be necessary because the executive officer splits time between the Company and the subsidiary, the payments allocable to services to the Company need not be included in the subsidiary's executive compensation table . In addition, in the event that the subsidiary pays a management fee to the Company for use of the executives, disclosure of the structure of the management agreement and fees would have to be reported under Item 404 . Compensation paid by the subsidiary to executives of the Company must be included in the Company's executive compensation table if such payments are paid directly by the subsidiary . If the payments are part of a management contract, disclosure of the structure of the management agreement and fees would have to be reported under Item 404 11. When the transaction under consideration is an employment arrangement, "the amount involved in the transaction" includes all compensation, not just the salary of the employee . 12. The compensation of an executive officer who is not a named executive officer is approved by the Board's (or the Board’s compensation committee if exists), and the executive officer's compensation is not disclosed under Item 404 (a) pursuant to Instruction 5 . a to Item 404 (a) . An immediate family member of this executive officer also is employed by the Company . The immediate family member's compensation is disclosed under Item 404 (a) . In this regard, Instruction 5 . a to Item 404 (a) does not apply to the immediate family member because she/he was not an executive officer .

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